EXHIBIT 32.2

                   CERTIFICATION OF CHIEF FINANCIAL OFFICER
                    OF AMBER RESOURCES COMPANY OF COLORADO
                       PURSUANT TO 18 U.S.C. SECTION 1350


I certify that, to the best of my knowledge, the Transition Report on Form 10-K of Amber Resources Company of Colorado for the transition period ended December 31, 2005 (the "Report"):

(1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta Petroleum Corporation.




/s/ Kevin K. Nanke
Kevin K. Nanke
Chief Financial Officer

March 21, 2006


This certification accompanies this Report pursuant to 18 U.S.C. Section 1350 and shall not, except to the extent required thereby, be deemed filed by Amber Resources Company of Colorado (the "Company") for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.